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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 23, 2006

                          EASYLINK SERVICES CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      000-26371                13-3787073
(State or Other Jurisdiction           (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)

     33 Knightsbridge Road, Piscataway, New Jersey                 08854
       (Address of Principal Executive Offices)                  (Zip Code)

        Registrant's telephone number, including area code: 732-652-3500

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [  ]  Written communications pursuant to Rule 425 under the Securities
               Act (17 CFR 230.425)

         [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
               Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.01.  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
            OR STANDARD; TRANSFER OF LISTING.

EasyLink Services Corporation ("EasyLink") received notice from The Nasdaq Stock Market, Inc. on August 23, 2006 that Nasdaq Staff have determined that EasyLink has failed to satisfy the minimum $1.00 bid price per share requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(4) and that EasyLink's common stock is, therefore, subject to delisting from The Nasdaq Capital Market. EasyLink has requested a hearing before a Nasdaq Listing Qualifications Panel to review this determination. There can be no assurance that this panel will grant EasyLink's request for continued listing. In response to this determination, EasyLink is effecting a reverse stock split as described below.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

EasyLink has filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended, to effect a one-for-five reverse stock split of EasyLink's Class A Common Stock, par value $0.01 per share. The reverse stock split will become effective at 9:30 a.m. Eastern time on August 28, 2006. EasyLink's stockholders had previously authorized EasyLink's Board of Directors to complete a reverse stock split at a special meeting of stockholders held on August 24, 2006. As a result of the reverse stock split, each five shares of previously outstanding Class A Common Stock, par value $0.01 per share, will become one post-split share of Class A Common Stock, par value $0.01 per share. No fractional shares of Class A Common Stock will be issued to the holders of record of Class A Common Stock as a result of the reverse stock split. In lieu thereof, EasyLink will pay in cash upon the surrender of the stock certificates of the relevant holder of record the fair value of such fractional interest determined by reference to the average closing bid prices of the Class A Common Stock on The Nasdaq Capital Market for a period of ten trading days immediately preceding the effective date of the reverse stock split (after giving effect to the relevant reverse stock split ratio). As a result of the reverse stock split, the aggregate number of issued and outstanding shares of EasyLink's Class A Common Stock will be reduced from approximately 54,455,815 shares to approximately 10,891,163 shares.

EasyLink's Class A Common Stock symbol will begin trading on a reverse stock split basis under the temporary trading symbol "EASYD" for a period of 20 trading days. On September 26, 2006, the ticker symbol will revert back to "EASY". The CUSIP number for the Class A Common Stock will change from 27784T200 to 27784T309.

A copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of EasyLink that effects the reverse stock split is included herein as Exhibit 3.1 and is incorporated herein by reference, and a copy of EasyLink's press release dated August 25, 2006 announcing the reverse stock split is included herein as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of EasyLink Services Corporation filed August 25, 2006 and effective August 28, 2006.

99.1     Press Release of EasyLink Services Corporation dated August 25, 2006.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EASYLINK SERVICES CORPORATION
                                                        (Registrant)


Date: August 25, 2006               By: /s/ Thomas F. Murawski
                                       ________________________________________
                                         Name: Thomas F. Murawski
                                         Title: Chairman, President and
                                                Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.     Description

     3.1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of EasyLink Services Corporation filed August 25, 2006 and effective August 28, 2006.

     99.1       Press Release of EasyLink Services Corporation dated
                August 25, 2006.